                                                                 EXHIBIT (a)(12)


                       LETTER OF TRANSMITTAL AND DIRECTION

                   FOR USE BY PARTICIPANTS IN THE EMCO LIMITED
                          EMPLOYEE STOCK PURCHASE PLAN

                      This Letter of Transmittal and Direction (this "LETTER OF TRANSMITTAL") is for use by participants in the Employee Stock Purchase Plan (the "PLAN") of Emco Limited ("EMCO") in connection with the offer (the "OFFER") dated February 28, 2003 made by 2022841 Ontario Inc. (the "OFFEROR"), an indirect wholly-owned subsidiary of Blackfriars Corp., to purchase all of the outstanding Common Shares of Emco (the "EMCO SHARES").

                      In order to accept the Offer, participants in the Plan must properly complete and sign this Letter of Transmittal and deliver it to the sole trustee for the Plan, Clarica Trust Company (the "TRUSTEE") prior to 8:00 p.m. (EST) on the Expiry Date (as defined in the Offer) (currently Monday, April 7, 2003, but subject to extension at the discretion of the Offeror). See Instruction 1 below for delivery instructions.

                      Participants in the Plan are referred to the offer to purchase and take-over bid circular of the Offeror dated February 28, 2003 (the "OFFEROR'S CIRCULAR") that accompanies this Letter of Transmittal. Capitalized terms used but not otherwise defined in this Letter of Transmittal have respective meanings set out in the Offeror's Circular. The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal.

                      PLEASE CAREFULLY READ THE INSTRUCTIONS SET OUT BELOW BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

                            *************************

     TO:              2022841 ONTARIO INC.
     AND TO:          COMPUTERSHARE TRUST COMPANY OF CANADA
     AND TO:          CLARICA TRUST COMPANY

         The undersigned:

1. irrevocably authorizes and directs the Trustee to tender into the Offer ALL (unless a lesser number or percentage is specified hereafter:
         _____________, in which case such lesser number or percentage) of the Emco Shares held on behalf of the undersigned by the Trustee pursuant to the Plan, together with any and all dividends, stock dividends, securities, rights, warrants, payments, assets or other interests and distributions declared, paid, issued, distributed, made or transferred on or in respect of such Emco Shares on and after February 20, 2003 (the date of the announcement of the Offer) (collectively, the "PURCHASED SHARES"), and for doing so, this shall be the Trustee's good and sufficient authority;

2. subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for and in respect of the Purchased Shares and, on and subject to the terms and conditions of the Offer, sells, assigns and transfers to the Offeror all of the undersigned's right, title and interest in and to the Purchased Shares, effective on and after the date on which the Offeror takes up and pays for the Purchased Shares (the "EFFECTIVE DATE");

3. acknowledges that, in order for the undersigned to exercise any right of withdrawal the undersigned may have under the provisions of the Offer, the undersigned must provide written notice to such effect to the Trustee, Clarica Trust Company, at 227 King Street South, Waterloo, Ontario, N2J 4C5, Attention: Kim Dreher, by personal delivery, courier or fax (fax no. (519) 888-3143);

4.       acknowledges receipt of the Offeror's Circular;

5.       represents and warrants that:

         (a) the undersigned is a "Participant" in the Plan (as such term is defined therein);

         (b) the undersigned has full power and authority to instruct the Trustee to tender the Purchased Shares into the Offer and to sell, assign and transfer the Purchased Shares to the Offeror as contemplated herein;

         (c) the undersigned beneficially owns the Purchased Shares free and clear of all liens, restrictions, charges, encumbrances, claims and equities whatsoever;

         (d) the undersigned has not sold, assigned or transferred, or agreed to sell, assign or transfer, any of the Purchased Shares to any other person; and

         (e) when the Purchased Shares are taken up and paid for by the Offeror, the Offeror will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances, claims and equities whatsoever;

6. irrevocably constitutes and appoints any officer of the Offeror as the true and lawful agent, attorney and proxy of the undersigned with respect to the Purchased Shares, effective on and after the Effective Date, with full power of substitution, in the name and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest):

         (a) to register, record, transfer and enter the transfer of Purchased Shares on the appropriate register of shareholders maintained by Emco; and

         (b) to exercise any and all of the rights of the holder of the Purchased Shares;

7. agrees, effective on and after the Effective Date, not to vote any of the Purchased Shares at any meeting of holders of Emco Shares or to exercise any other rights or privileges attached to the Purchased Shares;

8. covenants to execute, upon request, any additional documents, transfers or other assurances necessary or desirable to complete the sale, assignment and transfer of the Purchased Shares to the Offeror contemplated herein;

9. acknowledges that all authority herein conferred by the undersigned shall survive the death, incapacity, bankruptcy or insolvency of the undersigned and that all obligations of the undersigned herein shall be binding upon the heirs, executors, personal representatives, successors and assigns of the undersigned; and

10. by virtue of the execution of this Letter of Transmittal, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Purchased Shares deposited pursuant to the Offer will be determined by the Offeror, in its reasonable discretion, and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on the Offeror, Computershare Trust Company of Canada (the "DEPOSITARY") or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give any such notice.

                  The undersigned instructs the Trustee, the Offeror and the Depositary, upon the Offeror taking up and paying for the Purchased Shares, to mail the resulting cheque by first class mail, postage prepaid, in accordance with the instructions given below in Block A. Should the Purchased Shares not be purchased in accordance with the terms of the Offer, this Letter of Transmittal shall be returned to the undersigned in accordance with the instructions in the preceding sentence and the Purchased Shares shall be returned to the Trustee.

                  FOR QUEBEC PLAN PARTICIPANTS ONLY: By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer, as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'usage d'une lettre d'envoi en langue anglaise par le soussigne, le soussigne et les destinataires sont reputes avoir demande que tout contrat atteste par l'offre et son acceptation par cette lettre d'envoi, de meme que tous les documents qui s'y rapportent, soient rediges exclusivement en langue anglaise.



BLOCK A
-------------------------------------------------------------------
ISSUE CHEQUE IN THE NAME OF AND SEND CHEQUE TO:
(please print)

---------------------------------------------------
    (Name)

---------------------------------------------------
    (Street Address and Number)

---------------------------------------------------
    (City and Province/State)

---------------------------------------------------
    (Country and Postal Code/Zip Code)

---------------------------------------------------
    (Telephone - Business Hours)

---------------------------------------------------
    (Social Insurance or Tax Identification Number)

Dated:                                       , 2003
       --------------------------------------


---------------------------------------------------
Signature of Plan Participant or Authorized
Representative (see Instruction 3)


---------------------------------------------------
Name of Plan Participant (please print or type)


---------------------------------------------------
Name of Authorized Representative (please print or type) (if applicable)


                                     BLOCK B
                               SUBSTITUTE FORM W-9
                 TO BE COMPLETED BY U.S. PLAN PARTICIPANTS ONLY
                               (See Instruction 5)

Under penalty of perjury, I certify that:

1. The social security or other taxpayer identification number stated above is my correct taxpayer identification number (or I am waiting for a number to be issued to me);

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the United States Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. person (including a U.S. resident alien).

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

-----------------------------------
         Tax Identification Number


-----------------------------------                 ----------------------------
         Signature of Plan Participant                           Date

                                  INSTRUCTIONS

1.       DELIVERY OF LETTER OF TRANSMITTAL

         (a) This Letter of Transmittal, properly completed and signed, must be received by the Trustee, Clarica Trust Company, at its office specified below at or prior to 8:00 p.m. (EST) on the Expiry Date (as defined in the Offer) (currently Monday, April 7, 2003, but subject to extension at the discretion of the Offeror).

         (b) The method used to deliver this Letter of Transmittal is at the option and risk of the Plan participant, and delivery will be deemed effective only when this Letter of Transmittal is actually received as indicated above. The Offeror recommends that this Letter of Transmittal be hand delivered or couriered to the Trustee, Clarica Trust Company, at its office specified below and that a receipt therefor be obtained; otherwise, the use of registered mail with return receipt requested, properly insured, is recommended.

2.       SIGNATURES

                  This Letter of Transmittal must be completed and signed by the Plan participant accepting the Offer or by such Plan participant's duly authorized representative (in accordance with Instruction 3 below).

3.       FIDUCIARIES, REPRESENTATIVES AND AUTHORIZATIONS

                  Where this Letter of Transmittal is executed by a person acting as an executor, administrator, trustee, guardian, attorney-in-fact, agent or any other representative or fiduciary capacity, this Letter of Transmittal must be accompanied by satisfactory evidence/proof of his or her appointment and authority to act. Any of the Offeror, the Trustee or the Depositary, at its sole discretion, may require additional evidence of appointment and authority to act.

4.       PARTIAL TENDERS

                  If less than all of the Emco Shares held by the Trustee on behalf of the Plan participant pursuant to the Plan are to be deposited into the Offer, fill in the number or percentage of Emco Shares to be deposited in the appropriate space in Section 1 of this Letter of Transmittal. In such case, the Emco Shares not deposited will continue to be held in the Plan. The total number of Emco Shares held by the Trustee on behalf of the Plan participant will be deemed to have been deposited unless otherwise indicated.

5.       SUBSTITUTE FORM W-9

                  Each U.S. Plan participant is required to provide the Trustee and the Depositary with a correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 which is provided in Block B, and to certify whether such Plan participant is subject to backup withholding of United States federal income tax. If a U.S. Plan participant has been notified by the Internal Revenue Service that such Plan participant is subject to backup withholding, such Plan participant must cross out item 2 of the Substitute Form W-9, unless such Plan participant has since been notified by the Internal Revenue Service that such Plan participant is no longer subject to backup withholding. Failure to provide the information in the Substitute Form W-9 may subject a U.S. Plan participant to 30% United States federal income tax withholding on the payment of the purchase price of all Emco Shares purchased from such Plan participant. If a U.S. Plan participant has not been issued a TIN and has applied for one or intends to apply for one in the near future, such Plan participant should write "Applied For" in the space provided for in the TIN in the Substitute Form W-9, and sign and date the Substitute Form W-9. If "Applied For" is written in the Substitute Form W-9 and the Trustee and the Depositary are not provided with a TIN within 60 days, the Trustee and the Depositary will withhold 30% of all payments of the purchase price to such Plan participant until a TIN is provided to the Trustee and the Depositary.

6.       MISCELLANEOUS

         (a) No alternative, conditional or contingent deposits of Emco Shares held pursuant to the Plan will be accepted. All depositing Plan participants by execution of this Letter of Transmittal waive any right to receive any notice of acceptance of the Purchased Shares for payment.

         (b) The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein. The Plan participant signing this Letter of Transmittal hereby unconditionally and irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

                            *************************

                              CLARICA TRUST COMPANY

                              227 King Street South
                            Waterloo, Ontario N2J 4C5
                              Attention: Kim Dreher

                          email: kim.dreher@clarica.com
                       telephone: 1-519-888-3900 ext. 5298
                               fax: 1-519-888-3143

ANY QUESTIONS AND REQUESTS FOR ASSISTANCE MAY BE DIRECTED BY PLAN PARTICIPANTS TO EMCO AT THE TELEPHONE NUMBER AND LOCATION SET OUT BELOW:

                                  Emco Limited
                             1108 Dundas Street East
                             London, Ontario N5W 3A7
                   Attention: Martha Lawson or Frances Smeets

                email: mlawson@emcoltd.com or fsmeets@emcoltd.com
                            telephone: 1-519-453-9600
                               fax: 1-519-453-4659